To: UNITED STATES SECURITIES AND EXCHANGE COMMISSION,Washington, D.C. 20549

Regarding Acknowledgement of Risk

From: MTRON Research Labs, Inc.
8 The Green Suite A
Dover, Delaware 19901
Email: admin@mtronlabs.com
Phone: 719-649-5426

To whom this may concern:

Your signature below attests to the fact that you received the following items from MTRON Research Labs, Inc.:
A Prospectus;
A Penny Stock Disclosure;
A RISK DISCLOSURE; and,
This form, An Acknowledgement of Risk.

Date:

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